Exhibit 99.1

News Release

Weatherford Reports Third Quarter Income
from Continuing Operations of $0.49 Per Diluted Share

Eastern Hemisphere Revenues Increased 7% Sequentially

HOUSTON, October 20, 2004 — - Weatherford International Ltd. (NYSE: WFT) today reported 2004 third quarter diluted earnings per share from continuing operations of $0.49 on income from continuing operations of $69.8 million. Third quarter’s diluted earnings per share from continuing operations were 23 percent higher than the previous quarter, excluding the second quarter gain on sale of Universal Compression common stock, and 44 percent more than the level achieved in the same quarter of 2003, excluding debt redemption expense.

Revenues for the third quarter were $794.3 million, up 23 percent from the $647.6 million reported in the same quarter last year. Operating income was $111.0 million for the quarter, 21 percent and 44 percent higher than operating income in the second quarter of 2004 and the third quarter of 2003, respectively.

In the first nine months of 2004, revenues were $2.2 billion, and income from continuing operations was $179.1 million, or $1.27 per diluted share, before the second quarter gain on sale of Universal Compression common stock. In 2003, reported revenues for the first nine months were $1.9 billion, and income from continuing operations before non-recurring expenses was $121.7 million, or $0.93 per diluted share.

The company’s third quarter revenues improved $52.2 million, or 7 percent, sequentially. Revenue growth outpaced average quarterly rig count gains in the United States, Latin America, Europe/West Africa and Asia Pacific regions. Significant revenue improvements of 12 percent occurred in both Europe/West Africa and Canada, despite the negative effects of the ongoing strike in Norway and unusually wet weather in Canada. United States revenue grew 6 percent in the face of continuing market disruptions imposed by storms in the Gulf of Mexico.

Drilling Services

Revenues for the quarter were $450.3 million, 6 percent above the prior quarter’s record level revenues, with balanced growth in North American and international markets. International revenues improved 6 percent sequentially, well above the one percent sequential increase in rig count. All product lines posted sequential revenue gains.

Operating income of $97.9 million was 13 percent higher than the preceding quarter. Incremental operating income as a percent of incremental revenue was 43 percent.

Production Systems

Third quarter revenues of $344.1 million were 8 percent higher than the prior quarter, with balanced growth from all three product lines. From a geographic perspective, Eastern Hemisphere revenues grew 15 percent sequentially with Europe/West Africa and Asia Pacific experiencing the most significant improvements. North American sequential revenue growth was 9 percent, led by the seasonal recovery in Canada.

The current quarter’s operating income of $44.0 million increased 41 percent compared to the second quarter of 2004, with operating margins improving 290 basis points.

Corporate Expenses

Corporate expenses increased sequentially and as compared to the same period last year due to corporate governance compliance. These expenses are primarily associated with the company’s Sarbanes-Oxley 404 project.

Conference Call

The company will host a conference call with financial analysts to discuss the third quarter 2004 results on October 21, at 9:00 a.m. (CDT). The company invites investors to listen to a play back of the conference call at the company’s website, www.weatherford.com in the “investor relations” section. Further, the “investor relations/financial information” section of the company’s website includes a disclosure and reconciliation of non-GAAP financial measures that are used in this release and that may be used periodically by management when discussing the company’s financial results with investors and analysts.

Weatherford is one of the largest global providers of innovative mechanical solutions, technology and services for the drilling and production sectors of the oil and gas industry. Weatherford operates in over 100 countries and employs approximately 17,000 people worldwide.

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Contact:	Lisa W. Rodriguez	(713) 693-4746
Chief Financial Officer

	Andrew P. Becnel	(713) 693-4136
Vice President-Finance

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning, among other things, Weatherford’s prospects for its operations and the successful integration of the plan of restructuring, all of which are subject to certain risks, uncertainties and assumptions. These risks and uncertainties, which are more fully described in Weatherford International Ltd.’s reports and registration statements filed with the SEC, include the impact of oil and natural gas prices and worldwide economic conditions on drilling activity, the demand for and pricing of Weatherford’s products and services, domestic and international economic and regulatory conditions and changes in tax and other laws affecting our business. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary in material aspects from those currently anticipated.

Weatherford International Ltd.
Consolidated Condensed Statements of Income
(In 000’s, Except Per Share Amounts)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2004	2003	2004	2003
		(Restated)		(Restated)
Net Revenues:
Drilling Services	$450,268	$383,359	$1,278,899	$1,091,079
Production Systems	344,073	264,289	970,270	760,540

	794,341	647,648	2,249,169	1,851,619

Operating Income (Expense):
Drilling Services	97,902	76,044	261,548	205,862
Production Systems	43,976	27,511	111,512	89,452
Research and Development	(20,445)	(19,966)	(59,719)	(61,825)
Equity in Earnings	5,279	5,639	16,557	10,503
Non-recurring Expense	—	—	—	(7,710)
Corporate Expenses	(15,683)	(11,928)	(39,237)	(31,448)

	111,029	77,300	290,661	204,834

Other Income (Expense):
Gain on Sale of Universal Common Stock	—	—	25,280	—
Other, Net	(905)	3,199	(1,528)	6,346
Interest Expense, Net	(15,060)	(17,164)	(45,788)	(58,743)
Debt Redemption Expense	—	(20,911)	—	(20,911)

Income from Continuing Operations Before Income Taxes	95,064	42,424	268,625	131,526
Provision for Income Taxes	(25,226)	(17,001)	(64,255)	(40,974)
Benefit for Income Taxes, Related to Debt Redemption Expense	—	7,319	—	7,319

Income from Continuing Operations	69,838	32,742	204,370	97,871
Income (Loss) from Discontinued Operations, Net of Taxes	259	(330)	(7,779)	(3,356)

Net Income	$70,097	$32,412	$196,591	$94,515

Basic Earnings Per Share:
Income from Continuing Operations	$0.52	$0.25	$1.53	$0.78
Income (Loss) from Discontinued Operations	0.00	(0.00)	(0.05)	(0.02)

Net Income	$0.52	$0.25	$1.48	$0.76

Diluted Earnings Per Share:
Income from Continuing Operations	$0.49	$0.24	$1.44	$0.75
Income (Loss) from Discontinued Operations	0.00	(0.00)	(0.05)	(0.02)

Net Income	$0.49	$0.24	$1.39	$0.73

Weighted Average Shares Outstanding:
Basic	134,147	131,596	133,189	124,751
Diluted	149,089	136,465	147,829	130,211

Weatherford International Ltd.
Supplemental Information
(In 000’s)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2004	2003	2004	2003
		(Restated)		(Restated)
Geographic Revenues:
Eastern Hemisphere	$300,103	$253,853	$843,177	$734,375
United States	298,274	219,222	819,569	632,530
Canada	121,482	107,265	373,201	310,545
Latin America	74,482	67,308	213,222	174,169

	$794,341	$647,648	$2,249,169	$1,851,619

Depreciation and Amortization:
Drilling Services	$45,197	$43,266	$135,132	$129,034
Production Systems	16,273	13,445	48,345	37,363
Research and Development	1,147	1,291	3,455	3,958
Other	644	487	1,856	2,134

	$63,261	$58,489	$188,788	$172,489

Research and Development:
Drilling Services	$9,942	$10,252	$29,571	$31,237
Production Systems	10,503	9,714	30,148	30,588

	$20,445	$19,966	$59,719	$61,825

Selected Balance Sheet Information
(In 000’s)

	September 30,	December 31,
	2004	2003
		(Restated)
Cash	$105,141	$56,082
Accounts Receivable, Net	683,841	556,306
Inventories	649,877	616,748
Accounts Payable	222,733	234,599
Short-Term Borrowings and Long-Term Debt	1,451,969	1,586,953
Shareholders’ Equity	3,017,591	2,708,068
Accounts Receivable Securitization (Off Balance Sheet)	—	75,000

Supplemental Product Line Information
(Revenue as a % of Division Total)

	Three Months Ended
	September 30,	June 30,
	2004	2004
Drilling Services:
Drilling Methods	21.5%	21.6%
Drilling Tools	24.0%	23.0%
Well Construction	35.6%	36.6%
Intervention Services	18.9%	18.8%

	100.0%	100.0%

Production Systems:
Completion Systems	34.0%	33.8%
Artificial Lift Systems	51.8%	52.1%
Production Optimization	14.2%	14.1%

	100.0%	100.0%